EXHIBIT 5.1
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                                  May 23, 2005


Chattem, Inc.
1715 West 38th Street
Chattanooga, TN   37409

Gentlemen:

                  This opinion is furnished in connection with the Registration Statement on Form S-8 (the "Registration Statement") to be filed under the Securities Act of 1933, as amended (the "Act") with respect to (i) 1,500,000 shares of the common stock, no par value (the "Common Stock") of Chattem, Inc. (the "Company") and (ii) the Chattem, Inc. Stock Incentive Plan - 2005 (the "Plan").

                  In rendering this opinion, we have conducted such investigation, have reviewed such matters of law, and have examined such corporate books, records and other documents (including the Registration Statement) as we have deemed necessary or relevant to this opinion. In rendering our opinion, we have relied to the extent we deem such reliance appropriate as to certain matters on statements, representations and other information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

                  Based on the foregoing, we are of the opinion that the Common Stock which may be issued in accordance with the Plan and the Registration Statement will, when issued, be legally issued, fully paid and non-assessable.

                  Our opinion is limited to the federal laws of the United States and the corporate laws of the State of Tennessee, and we are not expressing any opinion as to the effect of the laws of any other jurisdiction.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                                      Very truly yours,

                                                      MILLER & MARTIN PLLC

                                                      /s/ MILLER & MARTIN PLLC